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                                                                    EXHIBIT 10.1

                               PET QUARTERS, INC.
                            MANAGEMENT INCENTIVE PLAN

                                I. NAME; PURPOSE


         1.1 NAME. This instrument shall be known as the Pet Quarters, Inc. Management Incentive Plan ("Plan").

         1.2 PURPOSE. The Plan is designed to benefit certain key employees of Pet Quarters, Inc. and any entity in which Pet Quarters, Inc. or any subsidiary owns, directly or indirectly, a majority of the voting stock (collectively these shall be the "Company").

         The overall objectives of the Plan are to increase the long-term financial success of the Company, and increase the value of the Company to its stockholders by:

                  (a) attracting and retaining key personnel who are instrumental in the continued success of the Company; and

                  (b) motivating key employees by providing them with the opportunity to participate with the stockholders in the long-term growth and financial success of the Company.

         1.3 OVERVIEW OF THE PLAN BENEFITS. The benefits to be provided under this Plan, although more specifically set out herein, are stock awards, stock options, or any combination of the foregoing (collectively the "Plan Benefits"), subject to the terms and conditions stated in this Plan.

               II. ADMINISTRATION OF THE PLAN; PARTICIPANTS, ETC.

         2.1 THE BOARD. The Plan shall be administered by the Board of Directors of Pet Quarters, Inc. (the "Board"), unless a committee of the Board shall be designated.

         2.2 GRANT AND TERMS OF PLAN BENEFITS; ADMINISTRATION OF THE PLAN. The Board, or the chief executive officer of the Company if delegated the authority pursuant to this section, may grant Plan Benefits to Participants (hereafter defined) on the terms and subject to the conditions stated in this Plan.

         The Board, or its designated committee, shall, subject to the limitations of this Plan, have full power and discretion to interpret and administer the Plan; to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of stock awards, stock options or stock appreciation rights, or combinations thereof, the number of shares subject to the grant, the fair market value of the Common Stock (hereinafter defined) when necessary, the restriction and forfeiture provisions relating to Restricted Stock, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant, provided that all stock options shall be granted in



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compliance with and subject to the terms of Section 6 of this Plan. The Board, or its designated committee, may establish rules, regulations and guidelines for the administration of the Plan, and impose, incidental to a grant of Plan Benefits, conditions with respect to employment or other activities not inconsistent with or conflicting with the Plan.

         The Board may, in its discretion, delegate to the chief executive officer of the Company, the power and authority with respect to the selection of, and grants of Plan Benefits to, Participants subject to the rules, regulations and guidelines of general application prescribed by the Board, or its designated committee,. Any reference in this Plan to the Board shall be deemed to include the chief executive officer if such person has been delegated the power and authority pursuant to the preceding sentence. However, the chief executive officer may not participate in the selection of, and grants of stock options (or other awards under this Plan if such awards are performance based and the Board desires such awards to qualify for the compensation deduction exemption set forth in section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)")) to, a "Covered Employee" as defined by Section 162(m). "Covered Employee" shall mean any employee of the Company if: (a) as of the close of the taxable year, such employee is the chief executive officer of the Company or an individual acting in such a capacity, or (b) the total compensation of such employee for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four (4) highest compensated officers for the taxable year (other than the chief executive officer).

         The interpretation by the Board of the terms and provisions of the Plan and the administration thereof and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants and employees of the Company, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. By accepting Plan Benefits, each Participant and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board or its designated committee.

         2.3 PLAN PARTICIPANTS. Unless denied the right to participate by specific sections hereof, the following persons shall be eligible to be Participants in the Plan and, subject to the discretion of the Board, receive Plan Benefits:

         (a)      employees of the Company;

         (b)      officers of the Company;

         (c)      directors of the Company; and

         (d)      consultants engaged by the Company.

         The foregoing classes of persons shall be referred to herein as "Participants."

         2.4 LIMITATION ON SHARES TO BE ISSUED; REVERSION OF UNEXERCISED SHARES. The maximum number of shares of common stock of the Company, $0.001 par value (the "Common Stock"), to be issued pursuant to all grants made under the Plan shall be two million five hundred thousand shares. Shares awarded pursuant to grants made under this Plan,



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which are not exercised for any reason (whether by reason of expiration, surrender, cancellation, termination or forfeiture) shall again be available for future grants.

         2.5 SHARES OF COMMON STOCK. Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock, or a combination thereof. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any portion of any award payable in or measured by the values of shares of Common Stock, or for the purpose of replacing shares issued or transferred in payment of all or part of an award. All shares so purchased shall, unless and until transferred in payment of an award, be at all times the property of the Company available for any corporate purposes, and no Participants or employees or beneficiary, individual or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

         2.6 ADJUSTMENT PROVISIONS. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effective, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the maximum number and class of shares or other securities that may be issued or transferred under the Plan, and (b) the number of share units or the number and class of shares or other securities which are the subject of any grant, shall in each case be equitably adjusted. If an equitable adjustment cannot be made or the Board determines that further adjustment is appropriate to accomplish fairly the purposes of the Plan, the Board shall make such equitable adjustment under the Plan as it determines will fairly preserve the Plan Benefits to the Participants and the Company.

         2.7 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective immediately upon its approval by the stockholders. Awards may be made and shares may be issued pursuant to the Plan on or after its effective date pursuant to, and in accordance with, agreements for the issuance thereof entered into prior to the effective date. The Plan shall terminate ten (10) years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after its termination, but termination shall not affect the rights of any Participants under any grants made prior to termination.

         2.8. PERFORMANCE BASED CRITERIA. If the Board, or its designated committee, determines that grants of Stock Awards should be made to Participants in order to qualify for the compensation deduction exemption established by
Section 162(m), the award shall be governed by this Section 2.8 of the Plan in addition to other applicable sections of the Plan. The Board, or its designated committee, shall base such compensation solely on account of the attainment of one or more pre-established, objective performance goals. The performance goal must be established in writing by the Board, or its designated committee, prior to the commencement of the services to which the performance goal relates, but no later than ninety (90) days after the commencement of the service period to which it relates, and while the outcome is substantially uncertain (i.e., before 25% of the performance period has elapsed). Performance goals may be based on one or more



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criteria: revenue, EPS, return on assets, return on capital, return on investment, return on sales, productivity, market share, cash flow, generation of free cash, Common Stock price, operating expense ratios, quality, delivery performance or level of improvement in any of the foregoing.

         The written performance goal for a Covered Employee must be based on an objective formula or standard for performance-based compensation, such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employees and must specify the individual employees or class of employees to which it applies. Once established, the Board, or its designated committee, shall not be entitled any discretion to increase the amount of grants under the Plan that would otherwise be due upon attainment of the performance goal. The Board, or its designated committee, shall obtain stockholder approval of the performance goal prior to the payment of the compensation.

         The Board, or its designated committee, must certify in writing, prior to the grant of Restricted Stock, that all of the performance goals and other material terms of the arrangement for payment of the grants has been met. This section of the Plan shall not apply to an award to a Participant unless the Board has determined that such award should qualify for the compensation deduction of Section 162(m).

                                III. STOCK AWARDS

         3.1 FORM OF AWARD. Stock awards, whether performance awards or fixed awards, may be made to selected Participants in the form of shares of Common Stock, but which may be forfeitable and/or with restrictions on transfer in any form as hereinafter provided.

         3.2 PERFORMANCE AWARDS. Awards may be made in terms of a stated potential maximum number of shares, with the actual number earned to be determined by reference to the level of achievement of corporation, group, division, individual or other specific objectives over a period or periods of not less than one or more than ten years. No interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the period or periods and the determination of the level of achievement specified in the awards, and the time of vesting thereafter shall be specified in the awards.

         3.3 FIXED AWARDS. Awards may be made to Participants which are not contingent on the performance objectives but which are contingent on the Participant's continuing in the employ of the Company, rendering consulting services or refraining from competitive activities for a period to be specified in the awards, which period shall not be less than one year.

         3.4 RIGHTS WITH RESPECT TO RESTRICTED STOCK. As used in the Plan, the term "Restricted Stock" refers to all stock granted pursuant to this Plan. The restriction on such stock may arise from specific restrictions included in the stock grant by the Board or because the stock has not been registered pursuant to the Securities Act of 1933, as amended. All shares of Restricted Stock issued pursuant to this Plan shall bear a legend on the stock certificate identifying the stock as restricted.



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         3.5 TERMS AND CONDITIONS. Awards shall contain such terms and conditions as the Board, or its designated committee, shall specify, including, without limitation, restrictions on the sale or other disposition of the shares, or the forfeiture of the awards upon termination of employment prior to the expiration for a designated period of time or the occurrence of other events. In addition, shares of Restricted Stock issued pursuant to an award shall be released from the restrictions at the times determined by the Board, or its designated committee,. The awards shall be paid to the Participant in shares of Restricted Stock.

                                IV. STOCK OPTIONS

         4.1      STOCK SUBJECT TO THE PLAN.

         (a) Options may, from time to time on and after the effective date of this Plan, be granted to employees of the Company or its affiliates to purchase not more than the aggregate number of shares of stock to be issued pursuant to grants made under the Plan (subject to adjustment in accordance with paragraph 4.1(b) reserved in accordance with Section 2.4 of the Plan). As the Board, or its designated committee, may determine from time to time, the shares may consist either in whole or in part, of shares of authorized but unissued Common Stock, or shares of authorized and issued Common Stock reacquired by the Company. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option has not been exercised shall continue to be available under the Option Plan.

         (b) If there shall be any change in the stock subject to the Plan or the stock subject to any option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustment shall be made by the Board, or its designated committee, to the aggregate number of shares subject to the Plan and the number of shares and price per share subject to outstanding options in order to preserve, but not to increase, the benefits of the optionee; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, every option outstanding hereunder shall terminate, unless the surviving corporation shall (subject to any applicable provisions of the Internal Revenue Code) assume (with appropriate changes) the outstanding options or replace them with new options of comparable value (in accordance with Section 424(a) of the Internal Revenue Code). Notwithstanding the preceding provisions, if such surviving corporation does not so assume or replace the outstanding portions hereunder, each optionee shall have the right immediately prior to such merger, consolidation, or reorganization to exercise all of his outstanding option(s), whether or not the options have matured.

         4.2 ELIGIBILITY. Persons who shall be eligible to have granted to them the options provide for by this Plan shall be those persons set out in Section 2.3 of the Plan, as the Board in its sole discretion shall determine.



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         4.3(a)   PLAN REQUIREMENTS. This Plan will be approved by shareholders of the Company within twelve (12) months of this date and, as required by Section 422 of the Internal Revenue Code, shares of Company stock issued pursuant to this Plan will meet the following requirements:

         (1) The individual receiving an option must be an employee, officer, director or consultant of the Company.

         (2) The total number of options that may be granted pursuant to this Plan is 2,500,000.

         (3) The option must be within ten (10) years of the date the Plan is adopted or approved by shareholders whichever is earlier.

         (4) Options granted pursuant to this Plan must be exercised no later than ten (10) years from the date of grant.

         (5) The option price will be no less than the fair market value of the stock at the time the option is granted.

         (6) The option is non-transferable by the grantee except by will or the laws of descent and distribution and is exercisable, during the lifetime of the grantee, only by the grantee.

         (7) The grantee, at the time of the grant, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of the Company.

         4.3(b) ADMINISTRATION OF THE PLAN. The Plan shall be administered as set forth in Section 2 of the Plan.

         4.4(a)   PURCHASE PRICE; TERMS; EXERCISE OF OPTIONS.

         (1) Calculation of Purchase Price. The purchase price of the Common Stock under each stock option shall be 100% of the fair market value of the Common Stock on the date of grant (the "Purchase Price"). The fair market value of the Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange or the National Market System of the National Association of Securities Dealers Automated Quotations, the highest closing price of the Common Stock on such exchange or system on the date the option is granted or if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock, or,
                  (ii) if the principal market for the Common Stock is not one of the markets noted in 4.4(a)(1)(i) and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day on such System, or (iii) if the principal market for the Common Stock is not a national



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                  securities exchange and the Common Stock is not quoted on the
                  National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked price for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses
                  (i), (ii), and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common stock shall be determined by the Board by any method consistent with applicable regulations adopted by the Commissioner of Internal Revenue relating to the stock options. The Purchase Price shall be subject to adjustment as provided in paragraph 2(b) hereof.

         (2) (a) Payment of Purchase Price. The Purchase Price shall become due immediately upon exercise of the option and shall be payable in full in cash. For purposes of this paragraph 4.4(a)(2), the exercise date shall be the date on which the Company receives written notice of the exercise of the option, together with payment of the Purchase Price in the form authorized by the Board.

                  (b) Terms and Conditions of Options. Each option granted pursuant to this Plan shall be evidenced by a written Stock Option Agreement (the "Agreement") executed by the Company and the person to whom such option is granted (the "Optionee"). The term of each option shall be for such a period of time, not more than ten (10) years from the date it is granted, as the Board may determine. All options granted under the Plan shall expire on the earlier of (i) the term set by the Board or (ii) 90 days after the Optionee's death, disability or retirement, or (iii) termination (for any reason) of the Optionee's employment with the Company. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution. In addition, the Agreement may contain such other terms, provisions and conditions as may be determined by the Board (and not inconsistent with this Plan) including, without limitation, provisions relating to the effect upon exercisability of the death or termination of employment of the Optionee, the extension of credit to optionees by the Company or the guarantee by the Company of loans to optionees from third parties to finance the exercise of options granted hereunder, and relating to the exercise of stock appreciation rights with respect to options granted hereunder.

         (c) Exercise of Option. The option shall be exercisable at any time and from time to time pursuant to the exercise schedule and in accordance with the terms of the Agreement as follows:

                  (1) Exercise Schedule. The option shall be exercisable in not more than ten (10) equal annual installments of 10% each of the total number of shares for which this option is granted beginning on June 1 of each year, and each June 1 of succeeding years thereafter.



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                  (2)      Method of Exercise. The option shall be exercisable
                           by a written notice delivered by the Optionee (or other person exercising the option) to the Board.
                           The notice shall be addressed to the Board c/o Steve Dempsey, President, Pet Quarters, Inc., P.O. Box 410, Lonoke, Arkansas 72086. The notice shall:

                                    (i) state the election to exercise the
                           option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

                                    (ii) contain such representations and
                           agreements as to the investment intent of the person exercising the option with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                                    (iii) be signed by the person or persons
                           entitled to exercise the option and, if the option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                                    (iv) be accompanied by payment to the
                           Company of the full Purchase Price of the shares with respect to which the option is exercised. The Purchase Price shall be paid in cash.

                  (3) Conditions to be Satisfied Prior to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of an option (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable, or (ii) prior to receiving an opinion of counsel, satisfactory to the Company, that the sale or issuance of such shares is exempt from these registration or qualification requirements.

                  (4) Restrictions on Exercise. As a condition to his exercise of this option, the Company may require the person exercising the option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         4.5 LOANS OR GUARANTEE OF LOANS. The Board may authorize the extension of a loan to an optionee by the Company (or the guarantee by the Company of a loan obtained by an Optionee from a third party) in order to assist an Optionee to exercise an option granted under the Plan. The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Board. Loans and guarantees may be granted without



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security, the maximum credit available being the exercise price of the option sought to be executed plus any federal and state income tax liability incurred upon exercise of the option.

         4.6 TERMINATION AND NEW GRANT OF OPTIONS. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the termination of any or all outstanding options under the Plan to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having a Purchase Price per share not less than fair market value on the net grant date.

         4.7 USE OF PROCEEDS. Proceeds realized from the sale of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

         4.8 AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

         (a) The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in paragraph 4.1(b)hereof, the Board shall not amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

                           (i) to increase the maximum number of shares subject
                  to the Plan; or

                           (ii) to change the designation or class of persons
                  eligible to receive options under the Plan.

         (b) Unless the Plan theretofore shall have been terminated, the Plan shall terminate ten (10) years after the effective date as set forth in Section 2.7 of the Plan. No option may be granted when the Plan has been suspended, or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any option therefore granted to him under the Plan.

                           V. INDEMNIFICATION OF BOARD

         5.1 GRANTS. In addition to such other rights of indemnification as they may have as directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof provided such settlement is approved by independent legal counsel selected by the Company or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties.



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                                 VI. AMENDMENTS

         6.1 AMENDMENTS. The Plan may be amended or terminated by the Board at any time and in any respect, except that no amendment may be made without the approval of the stockholders of the Company if such amendment would:

         (a) increase the maximum number of shares of Common Stock available for issuance under the Plan;

         (b) modify the class of eligible employees who are Participants in the Plan; or

         (c) materially increase Plan Benefits accruing to Participants under the Plan.

         Similarly, subject to obtaining the consent of the parties where required by contract law, the Board may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Board deems such alteration, amendment or modification to be in the best interest of the Participants or the Company by reason of changes or interpretation in tax, securities or other applicable laws.



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